EXHIBIT 99(B)

                                    FORM FOR
                                 CASH ELECTION
                                with respect to
                      CLASS A and/or CLASS B COMMON STOCK
                                       of
                           THE COSMETIC CENTER, INC.

    Pursuant to the Proxy Statement/Prospectus Dated February   , 1997 (the
                         "Proxy/Prospectus Statement")

       ANY HOLDER OF SHARES OF CLASS A OR CLASS B COMMON STOCK ("SHARES")
 OF THE COSMETIC CENTER, INC. WHO WISHES TO MAKE THE CASH ELECTION MUST DELIVER
    THIS CASH ELECTION FORM TO FIRST UNION NATIONAL BANK OF NORTH CAROLINA)
            (THE "EXCHANGE AGENT") BY 5:00 P.M., NEW YORK CITY TIME,
         ON               , FEBRUARY   , 1997 (THE "EXPIRATION DATE").

        This Cash Election Form should be sent or delivered as follows:

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

By Mail:                       By Overnight Courier:           By Hand:
First Union National Bank      First Union National            First Union National
 of North Carolina             Bank of North Carolina          Bank of North Carolina
Attn: Proxy Tabulation         Proxy Department, 11th Floor    Proxy Department, 11th Floor
P.O. Box 217950                230 South Tryon St.             230 South Tryon St.
Charlotte, NC 28254-3555       Charlotte, NC 28288-1153        Charlotte, NC 28288-1153
(certified mail recommended)

          DELIVERY OF THIS CASH ELECTION FORM TO AN ADDRESS OTHER THAN
            AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         STOCKHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING CLASS A
              OR CLASS B COMMON STOCK OF THE COSMETIC CENTER, INC.
                      TO THE EXCHANGE AGENT AT THIS TIME.

DESCRIPTION OF SHARES SUBJECT TO CASH ELECTION

NAME(S) AND ADDRESS(ES) OF
   REGISTERED HOLDER(S)           SHARES

                                                           Total
                                                           Number
                                                         of Shares
                                              Total      Subject to
                                  Serial      Number        Cash
                                 Number(s)   of Shares    Election*

                                 ---------   ---------   ----------

                                 ---------   ---------   ----------

                                 ---------   ---------   ----------

                                 ---------   ---------   ----------

* Unless otherwise indicated, it will be assumed that the total number of Shares represented by the certificates bearing the serial numbers listed are subject to the Cash Election.

              NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ
                    THE ACCOMPANYING INSTRUCTIONS CAREFULLY

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        The Cosmetic Center, Inc. ("Cosmetic"), Revlon Consumer Products
Corporation ("Revlon") and Prestige Fragrance & Cosmetics, Inc., a wholly owned, subsidiary of Revlon ("PFC"), have entered into an Agreement and Plan of Merger dated as of November 27, 1996 (the "Merger Agreement"). Upon the approval of the Merger Agreement by the holders of Cosmetic Class B common stock (the only class of Cosmetic common stock entitled to vote on the Merger Agreement) and the satisfaction of certain other conditions, PFC will be merged in to Cosmetic, and the outstanding capital stock of Cosmetic and PFC will be exchanged for newly issued Cosmetic Class C common stock (the "Merger").

        As a result of the Merger, Cosmetic stockholders will receive for each share of Cosmetic Class A or Class B common stock they hold one share of Cosmetic Class C common stock or, at each stockholder's election and subject to the limitation discussed below, $7.63 in cash (the "Cash Election"). Holders of options to purchase Cosmetic Class A or Class B common stock with an exercise price of less than $7.63 may elect to receive for each such option they hold an equivalent option to purchase Cosmetic Class C common stock or, at each such optionholder's election and subject to the limitation discussed below, cash equal to the difference between $7.63 and the exercise price per share of such options. The right of stockholders and optionholders to receive cash is limited to an aggregate of 2,829,065 Shares and options for Shares, and to the extent that holders of more than 2,829,065 Shares and options for Shares elect to receive cash, the Cash Election will be provided to such holders pro rata. See "The Merger Agreement--Cash Election" in the accompanying Proxy Statement/Prospectus for a more detailed description of the right to elect to receive Cosmetic Class C common stock or cash.

        Stockholders who wish to make the Cash election must complete and deliver this Cash Election Form to the Exchange Agent at the address set forth
above by 5:00 p.m. New York City time on February   , 1997. Stockholders who are
not record holders and who wish to make the Cash Election must have the broker, bank or other person that holds their Shares complete and deliver a copy of this Cash Election Form, on their behalf, to the Exchange Agent at the
address set forth above by 5:00 p.m. New York City time on February   , 1997.
Stockholders who do not make the Cash Election or do not comply with the Cash Election procedure set forth in the Proxy Statement/Prospectus and this Cash Election Form will receive Cosmetic Class C common stock and will not receive any cash in the Merger.

GENTLEMEN:

        The undersigned hereby makes the Cash Election with respect to the Shares listed on page 1 hereof, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus, the receipt of which is hereby acknowledged, and in this Cash Election Form.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to make the Cash Election with respect to the Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by Cosmetic to be necessary or desirable to complete the Cash Election.

        All obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Any Cash Election may only be revoked in accordance with the procedures set forth in the Proxy Statement/Prospectus. See "The Merger Agreement--Cash Election" in the accompanying Proxy Statement/Prospectus.

        The undersigned understands that making a Cash Election pursuant to the procedures described in the Proxy Statement/Prospectus and in this Cash Election Form will constitute a binding agreement between the undersigned and Cosmetic upon the terms and subject to the conditions set forth herein and in the Proxy Statement/Prospectus.

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

        SHAREHOLDER(S) SIGN HERE


        Signature of Owner

        Signature of Co-Owner (if applicable)

Dated: ________________, 1997

(See instruction 3 of this Cash Election Form. This Cash Election Form must be signed by registered holder(s) exactly as name(s) appear(s) on the certificates for the Shares subject to the Cash Election. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information.)

Name(s)__________________________________________

                  (Please Print)


Capacity_________________________________________

Address__________________________________________

                   (Include Zip Code)

(Area Code and Tel. No.)_________________________

(Tax Identification or Social Security No.)__________________________________


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

                                INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE CASH ELECTION.

        1. Delivery of Cash Election Form. This Cash Election Form is to be used to make the Cash Election. A properly completed and duly executed Cash Election Form, and any other documents required by this form, must be received by the Exchange Agent at its address set forth above on or prior to the Expiration Date. No alternative, conditional or contingent Cash Elections are permitted.

         THE METHOD OF DELIVERY OF THIS FORM AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE STOCKHOLDER. IF THIS FORM IS SENT BY MAIL, CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY TO THE EXCHANGE AGENT.

        2. Inadequate Space. If the space provided herein is inadequate, list and attach hereto on a separate schedule, the Share serial numbers and the number of Shares subject to a Cash Election.

        3. Signatures on Cash Election Form. The signature om this form must correspond with the name as written on the face of the Shares without alteration, enlargement or any change whatsoever. If any of the Shares subject to a Cash Election are owned of record by two or more joint owners, all such owners must sign this form.

        If any of the Shares subject to a Cash Election are registered in different names, it will be necessary to complete, sign and submit as many separate Cash Election Forms as there are different registrations of Shares.

        If this Cash Election Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Cosmetic, proper evidence satisfactory to Cosmetic of their authority so to act must be submitted.

        4. Irregularities and Waiver of Conditions. All questions as to the validity, form and eligibility (including time of receipt) of any Cash Election will be determined by Cosmetic, in its sole discretion, which determination shall be final and binding. Cosmetic reserves the absolute right to reject any Cash Election determined by it not to be in proper form, or the acceptance of which may, in the opinion of Cosmetic's counsel, be unlawful. Cosmetic also reserves the absolute right to waive any defect or irregularity in any Cash Election with respect to any particular Shares or any particular stockholder, and Cosmetic's interpretations of the terms and conditions of the Cash Election (including these instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with a Cash Election must be cured within such time as Cosmetic shall determine. Neither Cosmetic nor any other person will be under any duty or obligation to give notice of any defects or irregularities in Cash Elections, nor shall any of them incur any liability for failure to give such notice.

        5. Requests for Assistance or Additional Copies. Requests for information or additional copies of this Cash Election Form should be directed to the Exchange Agent at Proxy Department, 11th Floor, 230 South Tryon St., Charlotte, NC 28288-1153, telephone (800) 829-8438.

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